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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-86034) and related Prospectus of Health Management Associates, Inc. for the registration of $330,000,000 of its Zero-Coupon Convertible Senior Subordinated Notes due 2022, and to the incorporation by reference therein of our report dated October 24, 2001, with respect to the consolidated financial statements and schedule of Health Management Associates, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP
                                                -------------------------------

June 7, 2002
Tampa, Florida